Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS [***].

Side Letter to the License and Collaboration Agreement

FamyGen Life Sciences, Inc. (“FamyGen”) and Opus Genetics, Inc. f/k/a Ocuphire Pharma Inc., (“Opus”) (each a “Party” and collectively, the “Parties”) have entered into a License and Collaboration Agreement dated November 6, 2022 (the “License Agreement”), defining certain rights and obligations between the parties regarding Third Party Infringement actions concerning the Licensed Intellectual Property Rights. In accordance with Section 8.5 of the License Agreement, FamyGen and Opus have instituted Civil Action No. 25-1895 (D.N.J) against a Third Party asserting one or more patents listed in the Orange Book in connection with NDA No. 217064 for RYZUMVI® (the “Action”). This letter sets forth the terms and conditions upon which FamyGen and Opus shall share the expenses associated with the Action only.

The Parties hereby agree that Opus shall pay Expenses1 up to a cap of $[***] in the Action as follows:

1.	Opus shall pay the first $[***] in Expenses as they are billed.

2.
Any Expenses in excess of the first $[***] incurred as of October 15, 2026, will be paid initially by FamyGen. The accrued balance of those Expenses, up to the cap of $[***], will then be paid by Opus to FamyGen in full by no later than November 15, 2026.

3.	After October 15, 2026, any Expenses up to the cap of $[***] will be paid by Opus as they are billed.

4.
To the extent there are any outstanding Expenses (up to the cap of $[***] less Expenses already paid by Opus) owed to FamyGen by Opus upon achieving FDA Approval for Product 1B or Product 1C (as defined in the License Agreement), FamyGen shall have the right to offset such amount of outstanding Expenses by withholding the equivalent amount from any Regulatory Milestone payment related to FDA Approval for either Product 1B or Product 1C under Schedule 3, Section 1.(b) of the License Agreement.

5.
To the extent FDA Approval for Product 1B or Product 1C has not occurred, or occurred at a point in time where no Expenses were owed, FamyGen shall have the right to offset any outstanding Expenses (up to the cap of $[***] less Expenses already paid by Opus) by withholding the equivalent amount from any royalties owed pursuant to the Royalty Payments owed under Schedule 3, Section 1.(c) of the License Agreement.

1 The term “Expenses” means all reasonable and necessary costs and expenses related to the Action, exclusive of attorneys’ fees of Katten and Dechert and any other outside counsel retained by Opus and FamyGen, and includes without limitation court filing fees, third party document review, process server fees, expert witness fees and expenses, local counsel fees, deposition costs, including court reporter fees and transcription costs, document and electronic data hosting and duplication costs, travel expenses, demonstrative exhibits costs, translation services and any other out-of-pocket expenses directly related to the Action.

6.	Opus agrees to pay any and all attorneys’ fees and costs of any law firm retained solely by Opus in connection with the Action.

Except as expressly provided in this letter, all terms and provisions of the License Agreement are and will remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

The foregoing accurately reflects the Parties’ understanding of the terms and conditions for the sharing of expenses for the Action brought pursuant to the License Agreement.

FAMYGEN LIFE SCIENCES, INC.

By:	/s/ Kevin Macikowski

Name:	Kevin Macikowski

Title:	Assistant Secretary

OPUS GENETICS, INC.

By:	/s/ Bernhard Hoffmann

Name:	Bernhard Hoffmann

Title:	SVP – Corporate Development